As filed with the United States Securities and Exchange Commission on May 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SCIPLAY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	83-2692460
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6601 Bermuda Road

Las Vegas, NV 89119

(702) 897-7150
(Address, including zip code, of principal executive offices)

SCIPLAY CORPORATION LONG-TERM INCENTIVE PLAN

(Full title of the plans)

CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, NV 89119

(702) 740-4244

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe

Senet S. Bischoff

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $.001 par value per share	6,500,000	$16.00	$104,000,000	$12,605

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock, par value $.001 per share (“Class A Common Stock”) that become issuable under the Registrant’s Long-Term Incentive Plan (the “Long-Term Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2) The Long-Term Incentive Plan authorizes the issuance of up to a maximum of 6,500,000 shares of Class A Common Stock.

(3) For purposes of computing the registration fee only.  Pursuant to Rule 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the initial public offering price of the Class A Common Stock ($16.00 per share).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

Not required to be filed with this Registration Statement.

Item 2.         Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed by SciPlay Corporation (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act with respect to item (a) below and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to item (b) below are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                                 the Company’s prospectus dated May 2, 2019, in connection with the Company’s registration statement on Form S-1, as amended (File No. 333-230727), and all amendments to such registration statement; and

(b)                                 the description of the Class A Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 1, 2019 (File No. 001-38889), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any such document or such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. NRS 78.751 provides that indemnification pursuant to NRS 78.7502 is not exclusive of other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s articles of incorporation and bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the laws of Nevada. The Company may enter into indemnification agreements with each of its directors and officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s articles of incorporation and bylaws and to provide additional procedural protections.

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. The Company’s articles of incorporation do not provide for any greater liability than provided for in the NRS.

The Company may purchase and maintain standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the indemnification provision described above or otherwise as a matter of law.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description of Exhibit
4.1

Form of Amended and Restated Articles of Incorporation of SciPlay Corporation, to be in effect upon the consummation of the Company’s initial public offering (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-230727) filed on April 29, 2019)

4.2

Form of Amended and Restated Bylaws of SciPlay Corporation, to be in effect upon the consummation of the Company’s initial public offering (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-230727) filed on April 29, 2019)

4.3*	SciPlay Corporation Long-Term Incentive Plan

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm, as to SciPlay Corporation

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm, as to SG Social Holding Company II, LLC

23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement)

* Filed herewith.

Item 9.         Undertakings.

(a)                                 The undersigned Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included on a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 3rd of May, 2019.

SCIPLAY CORPORATION

By:	/s/ Joshua J. Wilson
Joshua J. Wilson
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of SciPlay Corporation, hereby severally constitute and appoint Barry L. Cottle, Michael D. Cody and Michael F. Winterscheidt, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua J. Wilson	Chief Executive Officer and Director	May 3, 2019
Joshua J. Wilson	(Principal Executive Officer)

/s/ Michael D. Cody	Chief Financial Officer	May 3, 2019
Michael D. Cody	(Principal Financial Officer)

/s/ Michael F. Winterscheidt	Chief Accounting Officer and Secretary	May 3, 2019
Michael F. Winterscheidt	(Principal Accounting Officer)

/s/ Barry L. Cottle	Executive Chairman of the Board of Directors	May 3, 2019
Barry L. Cottle

/s/ Gerald D. Cohen	Director	May 3, 2019
Gerald D. Cohen

/s/ Jay Penske	Director	May 3, 2019
Jay Penske

/s/ M. Mendel Pinson	Director	May 3, 2019
M. Mendel Pinson

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Signature	Title	Date

/s/ William C. Thompson, Jr.	Director	May 3, 2019
William C. Thompson, Jr.

/s/ Frances F. Townsend	Director	May 3, 2019
Frances F. Townsend

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